Series Number:  4
For the Period Ending 12/31/11

Class I & III

First $250 million                                                       1.5000%
Next $250 million                                                       1.2000%
Next $500 million                                                       1.1000%
Over $1 billion                                         1.0000%

Class II & IV

First $250 million                                                       1.4000%
Next $250 million                                                       1.1000%
Next $500 million                                                       1.0000%
Over $1 billion                                         0.9000%

72DD)   1. Total income dividends for which record date passed during the period
Class I                        3,284

              2. Dividends for a second class of open-end company shares
Class II                        881
Class III                       14
Class IV                       20

73.     Distributions per share for which record date passed during the period:
A)       1. Dividends from net investment income
Class 1                   $0.1157

          2. Dividends from a second class of open-end company shares
Class II                 $0.1026
Class III                $0.1157
Class IV                $0.1026

74U.     1. Number of shares outstanding (000's omitted)
Class I                         24,992

         2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
Class II                         7,621
Class III                       114
Class IV                       198

74V.     1. Net asset value per share (to nearest cent)
Class I                            $7.43

         2.Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                          $7.42
Class III                         $7.43
Class IV                         $7.42

Series Number:  5
For period ending 12/31/11

48)

Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD).  1. Total income dividends for which record date passed during the period
                                Class I                7,323
              2.  Dividends for a second class of open-end company shares
                                Class II                                                                7,469
        Class III                                           144

73A)          1. Dividends from net investment income
                                Class I                                                                 $0.1186
              2. Dividends for a second class of open-end company shares
                                Class II                                                                $0.1100
        Class III                                           $0.1186

74U).   1. Number of shares outstanding (000's omitted)
                              Class I                                           62,469

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                              Class II                                 66,018
        Class III                                            1,046

74V).   1. Net asset value per share (to nearest cent)
                              Class I                                5.80

        2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                5.80
        Class III                                           5.80

Series Number:  6
For period ending 12/31/11

72DD).  1. Total income dividends for which record date passed during the period
                               Class I                                                                3,542

  2. Dividends for a second class of open-end company shares
                   Class II                                                      178
                             Class III                                           68

73A).           1. Dividends from net investment income
                               Class I                                                                $0.0970

2. Dividends for a second class of open-end company shares
       Class II                                           $0.0819
       Class III                                           $0.0970

74U).   1. Number of shares outstanding (000's omitted)
                              Class I                                           35,436

            2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class II                                2,162
        Class III                                           703

74V).   1. Net asset value per share (to nearest cent)
                             Class I                                $6.14

2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                $6.14
                                Class III                                                                $6.14

Series Number:  7
For period ending 12/31/11

48)

Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

74U).   1. Number of shares outstanding (000's omitted)
                              Class I                                           3,244

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                              Class II                                 20,587
        Class III                                            53

74V).   1. Net asset value per share (to nearest cent)
                              Class I                                9.48

        2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                9.36
        Class III                                           9.47

Series Number:  8
For period ending 12/31/11

48)	Class I 1.0000%
Class II                 0.9000%

Series Number:  9
For period ending 12/31/11

48)	Class I

First $1 billion 0.9000%
Next $4 billion 0.8000%
Over $5 billion 0.7000%

       Class II

First $1 billion 0.8000%
Next $4 billion 0.7000%
Over $5 billion 0.6000%

Series Number:  10
For period ending 12/31/11

48)           Class I        1.000%
Class II       0.900%

Series Number:  12
For period ending 12/31/11
48)	Class I 1.0000%
Class II                 0.9000%